UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2026

SKY CONSTANT CENTURY INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54956	46-2323674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1805-06, Tower 6, 33 Canton Road

Tsim Sha Tsui, Hong Kong

(Address of principal executive offices & zip code)

(+86) 18217702866

(Registrants’ telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On October 30, 2026, the Board of Directors of Sky Constant Century Inc. (the “Company”) appointed Mr. Jin Xiong as a member of the Company’s Board of Directors, effective immediately.

Mr. Xiong has more than 20 years of management and operating experience in the consumer products, personal care, cosmetics, retail and distribution industries. He currently serves as Chairman of Jipinlong International Cosmetics Limited, Hainan Jipinlong Supply Chain Co., Ltd., and Guangzhou Fengyan Brand Management Co., Ltd. During his career, Mr. Xiong has held senior management positions with several consumer products and personal care companies, with responsibilities covering sales management, channel development, marketing, business operations and corporate strategy. His experience includes management of supermarket, cosmetics specialty retail, distribution and social-commerce channels. Mr. Xiong holds a Bachelor of Laws and a Master’s degree in Management from Wuhan University and an MBA from China University of Geosciences. The Company believes that Mr. Xiong’s management experience, industry knowledge and background in consumer products and retail operations will contribute positively to the Board’s oversight and strategic development, particularly as the Company evaluates opportunities in international consumer markets, retail operations and supply-chain related businesses.

Item 8.01 Other Events.

In connection with Mr. Xiong’s appointment, the Company is also evaluating potential strategic cooperation with Jipinlong International Cosmetics Limited (“Jipinlong”), a Hong Kong company chaired by Mr. Xiong.

Based on information provided to the Company, Jipinlong is focused on overseas retail, consumer products and supply-chain related business development, with particular emphasis on opportunities in the United States and Vietnam. The Company and Jipinlong intend to explore potential areas of cooperation, including consumer retail operations, brand development, supply-chain coordination, cross-border commerce and international market expansion. The parties may also evaluate a possible future business combination, acquisition, restructuring, or integration of certain businesses or assets, depending on the results of further discussions and due diligence. The Company believes that Jipinlong’s experience in consumer products, retail operations and overseas business development may complement the Company’s broader strategic objectives. If a transaction or strategic cooperation is ultimately completed, it could provide the Company with additional operating resources, supply-chain capabilities, retail expertise and opportunities to expand its presence in international consumer markets. Because Mr. Xiong serves as Chairman of Jipinlong and has been appointed to the Company’s Board of Directors, any potential transaction involving Jipinlong would be subject to appropriate Board review, applicable conflict-of-interest procedures, due diligence, valuation, negotiation, regulatory requirements and the execution of definitive agreements. The discussions regarding any potential transaction remain preliminary. No definitive agreement relating to any acquisition, business combination or asset integration has been executed as of the date of this report, and there can be no assurance that any transaction will be completed. The Company will provide additional disclosure in accordance with applicable securities laws and regulations if material developments occur.

Forward-Looking Statements

This Current Report contains forward-looking statements, including statements regarding potential strategic cooperation, business combinations, acquisitions, asset integrations, international expansion and future business opportunities. These statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. There can be no assurance that any definitive agreement will be entered into, that any proposed transaction will be completed, or that any anticipated benefits will be realized. The Company undertakes no obligation to update any forward-looking statements except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SKY CONSTANT CENTURY INC.
(Name of Registrant)

Date: October 30, 2026	By:	/s/ Xuehua Nan
	Name:	Xuehua Nan
	Title:	Chief Executive Officer

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